NORTHERN FUNDS

                                   FORM N-SAR

                               FILE NO. 811-08236

                        FISCAL YEAR ENDED MARCH 31, 2005


EXHIBIT INDEX

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EXHIBITS

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

                                 AMENDMENT NO. 6
                         TO THE DECLARATION OF TRUST OF
                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

         The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Funds on October 26, 2004.

         RESOLVED, that pursuant to Article V of the Agreement and Declaration of Trust of Northern Funds (the "Trust"), an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust be, and hereby are, classified into each initial class of shares in each of the following two series of shares: International Equity Index Fund and Mid Cap Index Fund (the "New Funds");

         FURTHER RESOLVED, that each share of each such class of the New Funds shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Agreement and Declaration of Trust of the Trust with respect to its shares of beneficial interest; and

         FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.

Date:  October 26, 2004                              /s/ Jeffrey A. Dalke
                                                     --------------------
                                                     Jeffrey A. Dalke
                                                     Secretary

                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

                                 AMENDMENT NO. 7
                         TO THE DECLARATION OF TRUST OF
                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

         The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Funds on February 11, 2005.

         RESOLVED, that the termination of the Northern Funds Value Fund, be, and it hereby is, ratified, confirmed and approved;

         FURTHER RESOLVED, that pursuant to Article V, Section 2 of the Agreement and Declaration of Trust be amended for the purpose of abolishing and terminating the Northern Funds Value Fund; and

         FURTHER RESOLVED, that the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the Trust be, and they hereby are, severally authorized to execute an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such filing is appropriate.

Date:  February 11, 2005                             /s/ Jeffrey A. Dalke
                                                     --------------------
                                                     Jeffrey A. Dalke
                                                     Secretary